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                       MORGAN STANLEY MID CAP GROWTH FUND
                          ITEM 77(O) 10F-3 TRANSACTIONS
                        OCTOBER 1, 2009 - MARCH 31, 2010

                                                                     AMOUNT OF   % OF     % OF
                                      OFFERING                        SHARES    OFFERING  FUNDS
    SECURITY      PURCHASE/  SIZE OF  PRICE OF     TOTAL AMOUNT      PURCHASED PURCHASED  TOTAL
    PURCHASED    TRADE DATE OFFERING   SHARES       OF OFFERING       BY FUND    BY FUND ASSETS       BROKERS        PURCHASED FROM
---------------- ---------- -------- --------- -------------------- ---------- --------- ------ ------------------- ----------------
Verisk Analytics 10/06/09      --      $22.000        $8,525,000.00     45,392     0.05%  0.37%     BofA Merrill    Merrill Lynch
      Inc.9                                                                                        Lynch, Morgan
                                                                                                   Stanley, J.P.
                                                                                                   Morgan, Wells
                                                                                                       Fargo
                                                                                                    Securities,
                                                                                                   William Blair
                                                                                                    & Company,
                                                                                                     Fox-Pitt
                                                                                                  Kelton Cochran
                                                                                                      Caronia
                                                                                                   Waller, Keefe
                                                                                                    Bruyette &
                                                                                                       Woods

    Ironwood     02/02/10      --      $11.250          $16,666,667    113,599     0.68%  0.48%     J.P. Morgan,    JP Morgan
 Pharmaceuticals                                                                                       Morgan
      Inc.                                                                                            Stanley,
                                                                                                   Credit Suisse,
                                                                                                    BofA Merrill
                                                                                                       Lynch,
                                                                                                      Wedbush,
                                                                                                    PacGrow Life
                                                                                                      Sciences

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